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                                                               Exhibit 10(i)F(3)



                             KINGS PLAZA MANAGEMENT
                                    AGREEMENT

            THIS KINGS PLAZA MANAGEMENT AGREEMENT dated as of the 31 day of May, 2001 (the "Management Agreement" between ALEXANDER'S KINGS PLAZA LLC, a Delaware limited liability company having an office at 210 Route 4 East, Paramus, New Jersey 07652 ("Owner") and VORNADO MANAGEMENT CORP., a New Jersey corporation having an office at 210 Route 4 East, Paramus, New Jersey 07652 ("Manager").

            IN CONSIDERATION of the mutual promises and covenants herein contained. Owner and Manager agree as follows:

                                   ARTICLE I

                             Appointment of Manager

            A. Owner hereby appoints Manager, on the conditions and for the term hereinafter provided, to act for it in the operation, maintenance and management of the Kings Plaza Property identified on Exhibit A attached hereto and made a part hereof (the "Property"), which management duties are more particularly described in Article IV. Manager hereby accepts said appointment to the extent of, and subject to, the conditions set forth below.

            B. Owner and Manager hereby acknowledge that affiliates of Owner and Manager have heretofore entered into that certain Real Estate Retention Agreement, dated as of July 20, 1992 (the "Retention Agreement"), whereby Vornado Realty Trust, as successor in interest to Vornado, Inc., has agreed to act as leasing agent with respect to, among other things, the space at the Property currently leased to Sears, Roebuck & Co.

                                   ARTICLE II

                                      Term

            A. The term of this Agreement shall commence on the date hereof and shall continue until midnight on the date immediately following the first anniversary of the date hereof (the "Initial Expiration Date") unless this Agreement shall be terminated and the obligations of the parties hereunder shall sooner cease and terminate, as hereinafter provided; provided, however, that the term of this Management Agreement shall automatically extend for consecutive one-year periods following the Initial Expiration Date unless Manager or Owner provides the other with written notice, at least six months prior to the beginning of any such additional one-year period, of its election to terminate this Management Agreement. The amount of the Management Fee (as hereinafter defined) shall be subject to review by the parties at the end of the initial term and at the end of each one-year term thereafter.
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                                  ARTICLE III

                                 Management Fee

            A. Owner shall pay Manager, as Manager's entire compensation for the services rendered hereunder in connection with the management of the Property, a management fee (the "Management Fee") equal to (i) $300,000, per annum, payable in equal monthly installments, in arrears, in the amount of $25,000, each on the tenth day of each calendar month beginning with the first calendar month after the date hereof and (ii) 3% of the gross income derived from the Property, payable quarterly in arrears. As used in the preceding sentence, "gross income" means all revenues of any kind and nature (including without limitation, all minimum and percentage rents actually received), whether ordinary or extraordinary, foreseen or unforeseen, received or accrued form the use and/or occupancy of the improvements constituting the Property or any part thereof, exclusive of parking revenues and exclusive of monies received or accrued from any occupants or users of any part of such improvements for reimbursement for expenses of the Property, including but not limited to real estate taxes, common area maintenance charges, insurance or utilities as provided in the space leases for tenants. "Gross income" shall not include proceeds of any sale, refinancing, condemnation or insured casualty in respect of the Property." In the event that this Agreement shall commence on a date other than the first day of a calendar month or shall terminate on a date other than the last day of a calendar month, the installment of the Management Fee payable for that month shall be prorated for the actual number of days that this Agreement is effective in that calendar month.

            B. Manager shall receive no commissions, fees or other compensation (other than the Management Fee) in connection with any leasing or sale of any part of or the entire Property or the procuring of any financing or refinancing with respect thereto; provided, however, that nothing contained herein shall in any way restrict the commissions, fees and other compensation otherwise payable to any affiliate of Manager by Owner or its affiliates pursuant to the Retention Agreement.

            C. In the event that Manager desires to provide services not required to be performed hereunder ("Additional Services") for the benefit of a tenant of the Property, Manager shall notify Owner in advance of its intention to provide Additional Services to a tenant or tenants where those services are substantial in nature. Owner shall have the right to prohibit Manager from undertaking such services, if, in its judgment, the performance by Manager of the Additional Services would adversely affect the professional relationship and duties of Manager created by this Agreement.

                                   ARTICLE IV

                               Management Services

            A. Manager agrees to operate and manage the Property and to perform. or cause to be performed by outside contractors and under Manager's supervision, the following functions on behalf of Owner in an efficient and diligent manner using the same standard of care, including bidding and selection processes, segregation of funds. internal controls and internal


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auditing, used by Vornado Realty Trust in connection with its business and in connection with properties owned and managed by Vornado Realty Trust:

                  1. Preparing, or causing to be prepared at Owner's expense, and filing all income, franchise and other tax returns relating to the Property required to be filed by Owner.

                  2. Keeping true and complete books of account in which shall be entered fully and accurately each transaction of Owner's business relating to the Property. The books shall be kept in accordance with the accrual method of accounting, and shall reflect all transactions of Owner's business relating to the Property.

                  3. Except as otherwise provided hereunder, procuring, at
            Owner's expense and at the direction of Owner or the Owner's insurance brokers or insurance advisors, any insurance required or desirable in connection with Owner's business relating to the Property or the employees required to operate Owner's business relating to the Property and errors and omissions insurance for Manager, under which Owner shall be the sole beneficiary. Manager shall not settle any claim for a settlement amount in excess of $100,000 without the approval of Owner.

                  4. Providing all general bookkeeping and accounting services required by the provisions of this Agreement at the expense of Manager. Any independent certified public accountant engaged by Manager shall be subject to the approval of Owner and all fees and expenses payable to such accountant shall be at Owner's expense. Manager shall maintain separate books and records in connection with its management of the Property under this Management Agreement, which books and records shall be kept in accordance with generally accepted accounting principles. Owner shall have the right to examine or audit the books and records at reasonable times and Manager will cooperate with Owner in connection with any such audit.

                  5. Investing funds not otherwise required to pay the costs of day-to-day maintenance and operation of the Property or in the operation of Owner's business pursuant to guidelines set by Owner.

                  6. Repairing, making replacements and maintaining the Property and all common areas at the Property and purchasing all materials and supplies that Manager deems necessary to repair and operate and maintain the Property, in order that the Property shall remain in good, sound and clean condition, and making such improvements, construction, changes and additions to the Property (including capital improvements), as Manager deems advisable, provided that Manager shall receive approval of Owner prior to undertaking any improvements, construction, changes or additions to the Property. Owner shall pay all fees, costs and expenses incurred by Manager in connection with the retention of outside contractors and suppliers for the Performance of all repairs, replacements and


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            maintenance of the Property. In the event that Owner decides to remodel or extensively refurbish the Property, or any part thereof. Manager shall be entitled to receive additional compensation for services required to be rendered by it for services such as supervision of construction and allocation of overhead expense (i) to the extent that tenants at the Property reimburse Owner for such costs and (ii) if such costs are not reimbursable by the tenants and such remodeling or refurbishment shall be on a significant scale and shall require significant work by the Manager, the amount of such additional compensation payable to Manager shall be equal to Manager's costs in connection with such work, plus twenty percent (20%) of Manager's costs.

                  7. Negotiating and executing contracts for the furnishing to the Property of all services and utilities, including electricity, gas, water, steam, telephone, cleaning, security, vermin extermination, elevator, escalator and boiler maintenance and any other utilities or services, including repairs and maintenance of the buildings, other improvements and common areas at the Property, or such of them as Manager deems advisable to assure that the Property shall be caused to be and remain in a good, sound and clean condition and properly operating. All fees, costs and expenses under the contracts shall be paid by Owner.

                  8. Sending rent bills to tenants of the Property and, subject to the terms of any loan or credit agreement entered into by Owner with a lender and affecting the Property, disbursing and paying from the rents, income and revenues of the Property, such amounts required to be disbursed or paid in connection with the repair, maintenance and operation of the Property and in the carrying out of Manager's duties. In the event that Manager shall determine that funds in the accounts are insufficient to make necessary disbursements or payments, Manager shall notify Owner promptly of the amount of such insufficiency. Promptly after (i) Owner receives such notice, or (ii) Owner independently determines that such funds are insufficient, Owner shall determine and notify Manager as to the order of priority in which disbursements and payments shall be made. Disbursements or payments shall include, but not be limited to, the following items:

                        a. all assessments and charges of every kind imposed by
                  any governmental authority having jurisdiction (including real estate taxes, assessments, sewer rents and/or water charges) and, interest and penalties thereon; provided, however, that the interest or penalty payments shall be reimbursed by Manager to Owner if imposed by reason of delay in payment caused by Manager's gross negligence, willful misconduct, bad faith or material misapplication of funds (to the extent such material misapplication of funds is not covered by insurance) (collectively, "Malfeasance");

                        b. debt service on any loans secured by the Property;

                        c. license fees, permit fees, insurance appraisal fees,
                  fines, penalties, legal fees, accounting fees incurred in the auditing of tenants'


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                  books and records to establish and collect overage or
                  percentage rents, and all similar fees reasonably incurred in connection with the ownership, management or operation of the Property, provided, however, that any fines or penalties shall be reimbursed to Owner by Manager if imposed by reason of delay in payment caused by Manager's Malfeasance;

                        d. premiums on all policies of insurance;

                        e. salaries, wages and other related expenses, bonuses
                  and fringe benefits for on-site personnel, service contracts, utilities, repairs, replacements, on-site administration expenses and Manager's compensation;

                        f. the Management Fee and any other sums payable
                  hereunder to Manager;

                        g. contributions to merchants associations, if and as
                  required by any outstanding agreements; and advertisement and public relations costs for promotional activities; and

                        h. any and all other expenses or costs that are
                  customarily disbursed by managing agents of properties comparable to the Property or that are required in order for Manager to perform its duties.

In no event shall Manager be required to pay any bills or charges from its own funds, except as otherwise specifically provided herein.

                  9. [Intentionally Omitted]

                  10. Rendering such statements at such times and in such
            formats as Owner shall reasonably request and as shall be customary for properties comparable to the Property, including, without limitation, monthly cash flows, quarterly reports and operating statements and annual budgets as provided below.

                  11. Maintaining, at Manager's expense, insurance with
            reasonable deductibles, if any, for any and all claims or causes of action arising from bodily injury, disease or death of any of Manager's employees, agents, or representatives and for any and all claims or causes of action arising from Manager's negligence, infidelity or wrongful acts in connection with the performance of this Agreement, as well as employer's liability and worker's compensation for Managers employees and fidelity bonds for employees of Manager that handle funds and proceeds from the Property, in each case at customary levels of coverage.

                  12. Causing. at Owner's expense, all such acts and things to be done in or about the Property as shall be necessary to comply with all statutes, ordinances, laws, rules, regulations, orders and determinations, ordinary or extraordinary, foreseen or unforeseen of every kind or nature affecting or issued in connection with the Property by any governmental authority having jurisdiction thereof, as


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            well as with all such orders and requirements of the Board of Fire
            Underwriters, Fire Insurance Exchange, or any other body that may hereafter exercise similar functions (collectively, "Applicable Laws"). In the event that Manager's good faith estimate of the cost of complying with any Applicable Laws shall exceed $100,000 in connection with the Property, Manager shall not take any action to comply with Applicable Laws without first obtaining the consent of Owner. Notwithstanding the foregoing, however, Owner shall have no obligation to pay for the expenses incurred in connection with compliance with Applicable Laws to the extent such costs are incurred due to Managers Malfeasance or material breach of this Agreement. Manager shall have the right to contest such Applicable Laws, and pending the final determination of the contest, Manager may withhold compliance, provided that Manager shall receive Owner's prior consent to so withhold compliance. Manager agrees to contest any Applicable Law Owner shall request Manager to contest.

                  13. Filing applications, in Manager's name (but only if
            Manager so elects) or in the name of Owner, but in any event at Owner's expense. for the reduction of real estate tax assessments and/or water charges and sewer rents, and/or for the cancellation or reduction of any other taxes, assessments, duties. imposts or other obligations of any nature imposed by law; and instituting any and all legal actions or proceedings in connection therewith; filing, settling, trying or appealing of all such applications and/or proceedings, upon such terms and conditions as Manager deems appropriate, provided, however, that Manager shall receive the consent of Owner prior to the institution or setting of any legal action or proceeding.

                  14. Taking, at Owner's expense and with the prior consent of
            Owner, any appropriate steps to protest and/or litigate to final decision in any appropriate court or forum any violation, order, rule or regulation affecting the Property.

                  15. Engaging, at Owner's expense, counsel, approved by Owner, and paying counsel fees and court costs and disbursements in connection with any proceedings involving the Property.

                  16. Assisting Owner in obtaining financing for the Property and complying with all terms, conditions and obligations of any lease, mortgage or other agreement, on behalf of Owner and at Owner's expense, that shall relate to any matters in connection with the rental, operation or management of the Property, unless prevented or delayed by strikes, riot, civil commotion, war, inability to obtain materials because of governmental restrictions or acts of God or public enemy, or any other cause beyond Manager's control.

                  17. Performing administrative services required in connection with managing the Property, including, without limitation, the following:

                        a. administration of tenants' insurance and enforcement
                  of continuing coverage in accordance with the teens of the leases.


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                        b. confirmation of lease commencement dates and
                  termination dates.

                        c. liaison with the tenants as Owner's representative.

                        d. supervision of tenant litigation in conjunction with
                  Owner's legal counsel.

                        e. obtaining sales volume reports from tenants and
                  calculating and collecting percentage rents as a result of those reports.

                        f. providing necessary information to Owner for tax
                  reporting, in a format reasonably approved by Owner and upon Owner's request, initiating together with Owner's counsel, property tax appeals.

                        g. providing quarterly financial statements, in a format
                  reasonably approved by Owner, reflecting in reasonable detail the operating income and expense of the Property.

                        h. alerting Owner if tenant sales volume reports appear
                  inaccurate and recommend audits.

                        i. reporting and making recommendations regarding
                  unusual tenant problems requiring Owner's approval.

                        j. obtaining contractors to maintain, operate and
                  provide security for the Property.

                        k. coordinating with any consultants retained by Owner
                  in connection with the Property.

                  18. Preventing the use of the Property for any purpose that would void any insurance policy covering the Property, or that would render any loss thereunder uncollectible, or that would be in violation of any governmental restriction, any tenant lease or any reciprocal easement agreement.

            B. Owner shall be responsible for, and shall indemnify Manager against, all costs incurred in connection with the operation and management of the Property, except to the extent such costs are incurred in connection with Managers Malfeasance or material breach of this Agreement, and all past, present and future liabilities of Owner, including, without limitation:

                  1. all outside professional fees, including attorneys,
            accountants and architects;

                  2. taxes;


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                  3. insurance (other than workers' compensation insurance for
            Manager's employees and as otherwise provided herein), including retiree health liability insurance and directors' and officers' liability insurance;

                  4. fees and expenses applicable to Owner;

                  5. costs that are, at the discretion of Owner, for services not included in this Management Agreement, including, without limitation, salaries and other expenses of employees (other than employees of Manager) performing services for Owner in connection with the operation and management of the Property.

                                   ARTICLE V

                                  Annual Budget

            A. On or before the beginning of each fiscal year of Alexander's Inc., Manager shall prepare and submit to Owner a proposed budget (hereinafter referred to as the "Proposed Budget") of the estimated operating and capital expenses of the Property for the next fiscal year or such other operating period as may be agreed to by the parties.

            B. Owner shall have the right to approve or disapprove the Proposed Budget. The final budget for the fiscal year is referred to as the "Approved Budget" in this Agreement. The Approved Budget shall be subject to quarterly comparisons and revisions, which revisions the Manager and Owner mutually shall agree to be appropriate. all such revisions as approved by Owner shall be considered part of the "Approved Budget". Manager shall make expenditures without the specific approval of Owner if:

                  1. The expenditure (or group of related expenditures) has been generally identified in an Approved Budget line item and exceeds the amount shown in respect thereof in such budget line item by no more than ten percent (10%).

                  2. The expenditure (or group of related expenditures) has not been generally identified in the Approved Budget but does not exceed $100,000.

                  3. The expenditure (or group of related expenditures) exceeds
            $100,000 and was either not anticipated or exceeded the Approved Budget by more than ten percent, but is not discretionary.

                  4. The expenditure is required by a condition or situation that in Manager's professional judgment constitutes an emergency. In any case where an emergency situation exists that is of serious financial or physical consequence, Manager may act in the best interest of Owner, but Manager shall attempt to notify Owner prior to making the expenditure, but in any event, Manager shall report verbally the making of the expenditure to Owner no later than 24 hours after the occurrence of the emergency.


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                                   ARTICLE VI

                           Owner to Execute Documents

            Owner covenants and agrees that wherever in this Agreement it is provided that Manager may take any action in the name of or on Owner's behalf, Owner will promptly execute any documents that may be required by Manager for the purposes of carrying out any of Manager's functions as same are set forth.

                                  ARTICLE VII

                            Assignment; Cancellation

            A. Neither Owner nor Manager shall assign this Agreement or any of its rights hereunder without the consent of the other party; provided, however, that Manager shall have the right to assign its rights and delegate its duties under this Agreement to any Specified Vornado Affiliate (as defined herein) without the consent of Owner, provided that, (a) in connection with any such assignment, Vornado Realty Trust provides to Owner a guarantee, in form and substance reasonably satisfactory to Owner, of the duties and obligations of the Specified Vornado Affiliate under this Agreement and agrees, to the extent necessary, to make available to the Specified Vornado Affiliate the resources of Vornado Realty Trust for the purposes of carrying out such duties and obligations, (b) notwithstanding any such assignment to a Specified Vornado Affiliate, the indemnification of Owner by Manager set forth in Article X hereof shall remain the obligation of Vornado Realty Trust, and (c) references to the standard of care, customarily provided services and reporting standards applicable to Manager in performing its duties under this Management Agreement shall be of the same standard of care and reporting standards applicable to Vornado Realty Trust in connection with property owned by Vornado Realty Trust. For purposes of this Article VII, "Specified Vornado Affiliate" shall mean Vornado Realty L.P. or Vornado Realty Trust or any entity which directly or indirectly controls either of them, is directly or indirectly controlled by either of them or is under direct or indirect common control with either of them.

            B. In the event that there is a change of control of Vornado Realty Trust or Manager after the date of this Agreement, Owner shall have the right to terminate this Agreement if Owner shall determine that such change of control is reasonably likely to have a material adverse effect on the ability of Manager to perform its obligations under this Agreement.

            C. This Agreement shall be non-cancelable, except as permitted by the terms of this Agreement.

                                  ARTICLE VIII

                               Breach; Termination

            A. If either party shall commit a material breach of this Agreement, the other party shall serve written notice upon the allegedly breaching party, and the notice shall set forth


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the details of such alleged breach. Owner covenants and agrees that Manager shall not be deemed to have committed a material breach of this Agreement unless Manager wilfully violates any provision hereof, is grossly negligent in the observance or performance of any of its obligations hereunder, acts in bad faith in connection with its duties under this Agreement, or materially misapplies any funds received from the Property (to the extent not covered by insurance).

            B. Owner shall, within ten (10) days after its receipt of said notice, cure such breach unless it disputes the claim as set forth in Paragraph D of this Article VIII. If Owner does not cure within such ten-day period, Manager shall have the right, but not the obligation, to cease providing services hereunder until the breach shall be cured. In the event that Manager shall cease providing services hereunder pursuant to this Paragraph, Owner shall have the right to terminate this Agreement and replace Manager in which event Manager promptly shall deliver to Owner all books and records with respect to the Property of Owner that are in Manager's possession and otherwise comply with paragraph H below, and upon its receipt of any outstanding payments due to it, shall cooperate with the successor Manager to effect a smooth transition in the management and operation of the Property.

            C. Manager shall, within thirty (30) days after its receipt of a notice under Paragraph A of this Article VIII, cure such breach unless it disputes the claim as set forth in Paragraph D of this Article VIII; or if said breach cannot be cured within said thirty (30) day period, Manager shall within said time period commence and thereafter diligently and continuously proceed with all necessary acts to cure such breach, subject to the terms of any loan documents and other material agreements affecting the Property. If Manager shall fail within said time period to cure the said breach, Owner shall have the right, by sending a second written notice to Manager, to terminate this Agreement effective immediately or as of a particular date which shall be specified in said second notice.

            D. If the party who receives the notice of breach shall, within five
(5) days after receipt of such notice, send the notifying party a written notice disputing the claim of material breach and demanding arbitration thereof, then the parties hereto hereby agree that the dispute shall be submitted promptly by them to the American Arbitration Association for the City of New York for determination in accordance with its rules, and such determination shall be binding upon both parties. During the pendency of said arbitration, Manager shall continue to perform all of its obligations as Manager under this Agreement. If it is determined that the party did commit a breach, then the breach shall be cured within ten (10) days after service of a copy of the award or determination on the breaching party; and if not so cured, this Agreement shall be terminated.

            E. If, at any time during the term of this Agreement, there shall be filed against either of the parties hereto in any court, pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for reorganization of or for the appointment of a receiver or trustee of all or a portion of the property of either party, and such petition is not discharged within thirty (30) days after the filing thereof, or if either party makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or permits this Agreement to be taken under any writ of execution or attachment, then in any of


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such events, the other party hereto shall have the right to terminate this
Agreement by giving written notice, by certified mail, effective as of a particular date specified in said notice.

            F. Manager and Owner shall each have the further right to terminate this Agreement or any portion or provision thereof or activity thereunder on not less than thirty (30) days' prior written notice to the other party if Manager or Owner shall determine in good faith that this Agreement shall or may deprive Manager or Alexander's, Inc. of any benefits appurtenant to that Party's future qualification as a REIT under all applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or continued benefits if that party is a REIT.

            G. Upon full or partial termination, or expiration of this Agreement, all of the obligations of either party to the other shall terminate immediately except (i) Manager shall comply with the applicable provisions of Subsection H below, (ii) Owner shall pay to Manager all .Management Fees and expenses earned and/or due hereunder to the date of termination or expiration and (iii) as otherwise expressly stated herein. Upon any termination of any portion, provision or activity of or under this Agreement, the provisions of the preceding sentence shall apply in respect of the terminated portion, provision or activity. Owner shall pay Manager any amount owed to Manager under this Agreement within 30 days after any termination of this Agreement.

            H. Notwithstanding anything to the contrary contained elsewhere herein, in the event that the Management and Development Agreement dated February 6. 1995 between Alexander's Inc. and Vornado Realty Trust is terminated for any reason, Owner shall have the option to terminate this Management Agreement upon written notice to Manager given at least three months prior to such termination.

            I. Upon the expiration or earlier termination or partial termination of this Agreement with respect to any part of or the entire Property, Manager shall:

                  1. Deliver to Owner, or such other person or persons
            designated by Owner, all books and records of the Property and all funds in its possession belonging to Owner or received by Manager pursuant to this .Agreement with respect to the Property, together with all leases and all other contracts related to the Property; provided, however, that Manager shall have the right to keep a copy of all such records: and

                  2. Assign, transfer or convey to Owner, or such other person or persons designated by Owner, all service contracts and personal property of Owner relating to or used in the operation or maintenance of the Property. Upon the expiration or termination of this Agreement. Manager shall render a full account to Owner and shall deliver to Owner a statement outlining in detail all management fees due to Manager hereunder with respect to the Property, shall cause the net amount of any funds held by Manager in connection with the Property to be delivered to Owner and shall cooperate with Owner in the transition by Owner to a replacement property manager, if applicable.


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Owner shall compensate Manager for all costs and expenses incurred by Manager in good faith in connection with the transition of the management of the Property from Manager to any new manager.

                                   ARTICLE IX

                                No Joint Venture

            It is the intent of this Agreement to constitute Manager as an independent contractor and as agent of Owner under any contract entered into by Manager on behalf of Owner in accordance with the terms of this Agreement, and this Agreement shall be so construed and Manager agrees at all times to act in conformity therewith. Nothing herein contained shall be deemed to have created, or be construed as having created any joint venture or partnership relationship between Owner and Manager. At all times during the performance of its duties and obligations arising hereunder, Manager shall be acting as an independent contractor.

                                   ARTICLE X

                                    Indemnity

            A. Owner shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless Manager, its officers, directors, trustees. partners, agents, employees and representatives against any losses, claims, damages or liabilities to which such person may become subject in connection with any matter arising out of or in connection with this Agreement, except for any loss, claim, damage or liability caused by Manager's Malfeasance. If Manager becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement, Owner shall reimburse Manager for Manager's legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, however, that Manager shall promptly repay to Owner the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that Manager, its officers, directors, trustees or agents were not entitled to be indemnified by Owner in connector with such action. proceeding or investigation.

            B. Manager shall indemnify, defend and hold harmless Owner and each of their respective officers, directors, trustees, partners, representatives, employees and agents from and against any and all claims, losses, damages or liabilities, to which such person may become subject and arising out of Manager's Malfeasance or the Malfeasance of any of its employees, representatives or agents in performing its or their duties under this Agreement, except to the extent caused by the Malfeasance of Owner or any of their respective officers, directors, trustees, shareholders, partners, representatives, employees or agents. If Owner becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this indemnity, Manager shall reimburse Owner for Owner's legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; Provided, however, that Owner shall promptly repay to Manager the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that Owner, its officers, directors, trustees or agents were not entitled to be


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indemnified by Manager in connection with such action, proceeding or investigation. Notwithstanding anything contained herein, Manager's liability hereunder shall be limited (except to the extent covered by insurance) to the aggregate amount of the Management Fee received by Manager as of the date such liability is determined.

            C. The terms of this Article X shall survive the expiration or termination of this Agreement.

                                   ARTICLE XI

                                     Notices

            Any and all notices, consents or directives by either party intended for the other shall be in writing sent by hand delivery or reputable overnight courier service to the respective addresses first herein set forth in this Agreement, unless either party shall have designated different addresses. by serving written notices of change of addresses on the other party by registered or certified mail, return receipt requested.

                                  ARTICLE XII

                                  Miscellaneous

            A. This Agreement cannot be changed or modified, varied or altered except by an agreement, in writing, executed by each of the parties hereto. This Agreement constitutes all of the understandings and agreements of whatsoever kind or nature existing between the parties in connection with the relationship created herein.

            B. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            C. Neither Owner nor Manager shall make (and each hereby waives) any claim against the other party's directors personally or against the other party's trustees, beneficiaries or shareholders personally. Manager shall (and is hereby authorized to) insert in all leases, documents and agreements executed by it on behalf of Owner, a provision that Manager's directors, trustees, beneficiaries or shareholders shall not be personally liable thereunder.

            D. Owner shall have the right to collaterally assign this Agreement to a lender providing financing to Owner, and Manager agrees to execute and deliver a recognition agreement, in a commercially reasonable form, providing that (a) such lender may assume Owner's interest in this Agreement without obligation for payment of any fees accrued and payable to Manager for a time prior to such assumption or with respect to performance of any obligation relating to a time prior to such assumption, (b) Manager will perform the services set forth herein for so long as such lender continues to perform the obligations of Owner hereunder unless Manager elects, at any time, to give such lender a fifteen (15) day termination notice, in which event Manager's obligations shall terminate as of the date stated in such termination notice, and (c) any termination hereof by the lender other than in accordance with the terms of this Agreement (as opposed to in accordance with the recognition agreement) shall not relieve Owner of its obligations hereunder. In no event shall an assumption by the lender under such a recognition agreement release Owner from its obligation hereunder with respect to accrued fees or otherwise.

            E. Any approval or consent required by or requested of Owner pursuant to the terms of this Agreement may be withheld in the sole and absolute discretion of Owner, unless otherwise expressly provided.

            F. Manager and Owner hereby expressly acknowledge and agree that any third party engaged in accordance with the terms of this Agreement to perform any of the services contemplated hereunder shall be at Owner's expense.

            G. Owner and Manager acknowledge that nothing contained in this agreement shall restrict or otherwise affect the rights of Vornado Realty Trust or any affiliate thereto in connection with any loan facility provided by Vornado Realty Trust or such affiliate to .Alexander's, Inc. and/or its subsidiary.

            H. Anything contained in this Agreement to the contrary notwithstanding, Manager's agreement to undertake the obligations set forth in this Agreement shall not constitute or be deemed to constitute an express or implied warranty concerning the general affairs, financial position, stockholders' equity, financial results of operations or prospects of Owner.

                                  ARTICLE XIII

                              Declaration of Trust

            A. Manager shall use every reasonable means to assure that all persons having dealings with Manager shall be informed that no trustee, shareholder, officer or agent of Manager shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of Owner, but the trust estate only shall be liable. Manager recognizes and agrees that every agreement or other written instrument entered into by Manager on behalf of Owner shall contain a provision stating the above limitation.

            B. Manager represents, warrants and agrees that neither it nor any affiliated or related person or entity (including any person or entity owning any interest in Manager) is now, or shall become during the term of this Agreement, a borrower of any funds advanced by Alexander's, and Manager shall advise Alexander's promptly, in writing, should such representation and warranty become untrue. Manager shall, from time to time, furnish such information as may reasonably be requested by Owner in order to facilitate Alexander's qualification as a REIT under the Code.

                                  ARTICLE XIV

                        Continued Qualification as a REIT

            A. Manager shall make reasonable efforts not to enter into any agreement (including, without being limited to, any agreement for the furnishing of non-customary services), without the consent of Alexander's, with any tenant or other occupant of the Property, that would result in (A) the disqualification of Alexander's as a REIT entitled to the benefits of Section 856 et seq., of the Code, (B) the imposition of any penalty or similar tax on Alexander's (including, without being limited to, the tax imposed on the failure to meet certain income requirements under Section 857(b)(5) of the Code and the tax imposed on income from prohibited transactions under Section 857(b)(6) of the Code) or (C) any part of the rental or other consideration paid thereunder by such tenant or occupant to Alexander's, or to Manager on behalf of Alexander's, being held not to constitute either "rents from real property" or "interest on obligations secured by mortgages on real property or on interests in real property" or "interest on obligations secured by mortgages on real property or on interest in real property" or other income described in Sections 856(c)(2) and (c)(3) of the Code.

            B. Manager shall cause Alexander's Inc. to make reasonable efforts to assure, by prior review of agreements to be entered into by Manager, that no such agreement contains provisions that would result in the disqualification of Alexander's as a REIT entitled to the benefits of Section 856 et seq. of the Code, receipt by the Owner of non-qualifying income, or imposition of a penalty or similar tax (including, without being limited to, the tax imposed on the failure to meet certain income requirements under Section 857(b)(5) of the Code and tax imposed on income from prohibited transactions under Section 857(b)(6) of the Code), and specifically agrees that Manager shall be entitled to rely upon the advice of Alexander's designated counsel as to any such matter; provided, however, that, without regard to whether such review has been performed or advice rendered, if any document or other written undertaking entered into or made by or on behalf of Owner or any constituent entity of Owner shall, in the reasonable opinion of counsel to Alexander's, contain any provision that would result in a significant risk of the disqualification of Alexander's as a REIT, receipt by Alexander's of non-qualifying income, imposition on .Alexander's of any penalty or similar tax (including, without being limited to, the tax imposed on the failure to meet certain requirements under Section 857(b)(5) of the Code and the tax imposed on income from prohibited transactions under Section 857(b)(6) of the Code), all as provided for in said Section 856 et seq., then:

            (i) such provision shall promptly be amended or modified, to the reasonable satisfaction of counsel to Alexander's so as to remove the risk of such result, such amendment or modification to be retroactive to the date of such document or other undertaking, or to a date approved by counsel to Alexander's; or

            (ii) if a satisfactory amendment or modification cannot be agreed upon as set forth in clause (i) above, any such document or other undertaking shall be terminated by Alexander's, such termination to be retroactive to the date of such document or other undertaking, or to a date approved by counsel to Alexander's, and effective as to all terms and provisions of such document or other undertaking, except such provisions thereof as call for the making of any distribution or the payment of any compensation to any third party, for the purpose of which provisions, the termination date shall be deemed to be without retroactive effect.

            C. Manager agrees that it shall cooperate with Owner in accomplishing a satisfactory amendment or modification of any such document or other undertaking, or the termination thereof, and shall, on request, execute and deliver any and all agreements and other documents reasonably required to effect such amendment or modification, or such termination. Manager shall submit any agreement proposed to be entered into by or on behalf of Owner to Owner's designated counsel for review a reasonable period of time prior to the proposed execution of such agreement.

            IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the 31 day of May, 2001.

                                     OWNER:

                                     ALEXANDER'S KINGS PLAZA, LLC


                                     By:   /s/ Joseph Macnow
                                        ----------------------------------------
                                        Name:  Joseph Macnow
                                        Title: Executive Vice President



                                     MANAGER:

                                     VORNADO MANAGEMENT CORP.


                                     By:   /s/ Joseph Macnow
                                        ----------------------------------------
                                        Name:  Joseph Macnow
                                        Title: Executive Vice President

                                    EXHIBIT A

                             "KINGS PLAZA PROPERTY"


Address:
               2567/2569 Flatbush Avenue, Brooklyn, New York

               (includes store and parking garage)
               Tax Map Designation:
               Block: 8470  Lot: p/o lot 1, 50 and 55
               County: New York
               County: Kings
               State:  New York


                                       A-1